Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 15, 2021, relating to the financial statements of Ciner Wyoming LLC, appearing in the Annual Report on Form 10-K of Natural Resource Partners L.P. for the year ended December 31, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
January 31, 2022